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                                                                     Exhibit 3.2

                           CERTIFICATE OF AMENDMENT
                                      to
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      of
                                 BANCTEC, INC.


                  UNDER SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW,

                  BANCTEC, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  FIRST: that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendment; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

                  "RESOLVED, that there is hereby adopted an amendment to the Corporation's Amended and Restated Certificate of Incorporation pursuant to which the authorized capital stock of the Corporation shall be changed from 32,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"), 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and 1,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), to 33,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, 30,000,000 shares of Common Stock and 2,000,000 shares of Class A Common Stock; and, in connection with such change, the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 33,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"), 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and 2,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock")."

                  RESOLVED that the Board of Directors determines that the capital of the Corporation will not be decreased on account of the foregoing amendment, declares the foregoing amendment to the Corporation's Amended and Restated Certificate of Incorporation to be advisable and directs that the amendment be submitted to the
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         stockholders of the Corporation for their approval pursuant to Section
         242(b) of the General Corporation Law of the State of Delaware."

                  SECOND: that the Amendment of the Amended and Restated Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                  THIRD: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation.

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               IN WITNESS WHEREOF, BANCTEC, INC., has caused this certificate to be signed by Tod V. Mongan, its Senior Vice President, Secretary and General Counsel, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is his act and deed, this _______ day of February, 2000.


                                     BANCTEC, INC.


                                         _______________________________________
                                     By:   Tod V. Mongan
                                           Senior Vice President, Secretary and
                                           General Counsel

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